                                                          Exhibit 23(b)





                CONSENT OF INDEPENDENT ACCOUNTANTS




          We consent to the incorporation by reference in the Hunt Manufacturing Co. Savings Plan Form S-8 Registration Statements (Registration Nos. 33-6359 and 33-57103), of our report dated June 14, 1995, on our audits of the combined financial statements of the Hunt Manufacturing Co. Savings Plan as of December 31, 1994 and 1993 and for the years ended December 31, 1994, 1993, and 1992 which report is included in this Form 10-K/A which is Amendment No. 1 to Hunt Manufacturing Co.'s 1994 Annual Report on Form 10-K.






COOPERS & LYBRAND, LLP








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Philadelphia, Pennsylvania
June 26, 1995